EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Banyan Bank
Boca Raton, Florida

     We hereby consent to the use in this Registration Statement (Form S-1) of our report, dated March 3, 1995, relating to the financial statements of Banyan Bank, and to the reference to our Firm under the caption 'Experts' in the Prospectus.

                                          McGladrey & Pullen, LLP

St. Paul, Minnesota

November 1, 1995